Exhibit 2

Dated 12 April 2023

YUN CHEN CAPITAL CAYMAN
as the Mortgagor

in favour of

CMB WING LUNG BANK LIMITED
as the Security Agent

EQUITABLE SHARE MORTGAGE

(in respect of ordinary shares held by the Mortgagor in Autohome Inc.)

Warning: Stamp Duty will be payable if an original of this document is brought into the Cayman Islands

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CONTENTS

Clause		Page
1	Definitions and Interpretation	3
2	Payment of Secured Obligations	6
3	Security	6
4	Perfection of Security	6
5	Delivery of Documents	7
6	Further Assurance	10
7	Restrictions on Dealings	11
8	Operations Before and After Enforcement	11
9	Enforcement of Security	13
10	Powers of Sale	14
11	Appointment of Receiver	14
12	Powers of Receiver	15
13	Application of Monies	18
14	Receipt and Protection of purchasers	19
15	Power of Attorney	19
16	Representations	20
17	Effectiveness of Security	21
18	Release of Security	24
19	Subsequent and Prior Security Interests	24
20	Discretion and Delegation	24
21	Changes to Parties	25
22	Notices	25
23	Rights of third parties	25
24	Counterparts	26
25	Governing Law	26
26	Jurisdiction	26
SCHEDULE 1		28
SCHEDULE 2		29
SCHEDULE 3		31
SCHEDULE 4		33
SCHEDULE 5		35

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THIS DEED OF EQUITABLE SHARE MORTGAGE is made on 12 April 2023

Between

1	YUN CHEN CAPITAL CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 308661 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Mortgagor);

and

2	CMB WING LUNG BANK LIMITED, (the Security Agent, which expression shall include its successors, assigns and transferees) as security trustee for the Secured Parties (as defined in the Facility Agreement (as defined below)).

NOW THIS DEED WITNESSES as follows:

1               Definitions and Interpretation

1.1            Definitions

ADS means an American depositary share issued by the Depositary, each representing four (4) Ordinary Shares.

ADS Conversion Process means the process comprising of the deposit of all or any part of the Ordinary Shares with the Depositary (or its nominee) in exchange for the issuance by the Depositary of a corresponding number of ADSs representing the Ordinary Shares being exchanged.

Collateral Rights means all rights, powers and remedies of the Security Agent or any Receiver (or any Delegate pursuant to this Deed or the Finance Documents) provided by or pursuant to this Deed or by law.

Companies Act means the Companies Act (As Revised) of the Cayman Islands.

Company means Autohome Inc., an exempted company incorporated under the laws of the Cayman Islands with company number 212934 and its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Delegate means any delegate, agent, attorney or co-trustee appointed by the Security Agent or a Receiver.

Depositary means Deutsche Bank Trust Company Americas.

Facility Agreement means the US$50,000,000 term loan facility agreement dated on or around the date of this Deed between, among others, the Mortgagor and the Finance Parties, as it may from time to time be amended, supplemented, restated, novated or replaced (however fundamentally, including by an increase of any size in the amount of the facilities made available under it, the alteration of the nature, purpose or period of those facilities or the change of its parties).

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Finance Document has the meaning given to that term in the Facility Agreement.

Further Shares means Ordinary Shares held by the Mortgagor which are required or intended from time to time to be subject to the Security created by this Deed pursuant to terms of the Facility Agreement (including but not limited to, clause 21.2 (Margin call), and which are specified as such in each duly completed Top-Up Notice in form and substance satisfactory to the Security Agent accompanied by the documents referred to in Clause 5(b) (Delivery of Documents).

HKEx Shares Conversion Process means the process comprising of the listing of all or any part of the Ordinary Shares in the Hong Kong Stock Exchange.

Hong Kong Share Registrar means the Hong Kong share registrar (being Computershare Hong Kong Investor Services Limited as the date of this Deed).

Initial Shares means 33,014,032 Ordinary Shares owned by the Mortgagor, represented by share certificate number 80.

Mortgaged Property means the Shares and all present and future assets, rights, title, interests, advantages and benefits of the Mortgagor deriving from or incidental to any of the Shares including all Related Rights, which are the subject of the security created or expressed to be created in favour of the Security Agent by or pursuant to this Deed.

Ordinary Shares means ordinary shares in the capital of the Company which has a par value of US$0.0025 each.

Principal Share Registrar means the principal share registrar for the Company (being Maples Fund Services (Cayman) Limited as at the date of this Deed).

Register of Members means the Register of Members of the Company (including any applicable branch register and non-listed shares register) maintained by the Company in accordance with the Companies Act.

Related Rights means, in relation to any Mortgaged Property:

(a)	any proceeds of sale, transfer, redemption, substitution, exchange, conversion or other disposal, or agreement for sale, transfer, redemption, substitution, exchange, conversion or other disposal, of;

(b)	any moneys or proceeds paid or payable (including interest and dividends) deriving from;

(c)	any rights (including to securities), claims, guarantees, indemnities, security or covenants for title in relation to;

(d)	any awards or judgments in favour of the Mortgaged Property in relation to;

(e)	any certificate or other evidence of title to;

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(f)	all other rights, powers, benefits and privileges, present and future, which the Mortgagor may have in respect of; and

(g)	any other assets or property deriving from,

the Shares from time to time, including (A) any ADSs issued in exchange for the deposit of Shares with the Depositary (or its nominee) in accordance with the ADS Conversion Process and (B) all other securities, assets or rights which the Mortgagor may have to any or all of the Shares which are deposited with or registered in the name of the Depositary or any other depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including any rights against any such person).

Restrictions Notice means a restrictions notice as defined in section 244(1) of the Companies Act.

Secured Obligations has the meaning given to that term in the Facility Agreement.

Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and the Security Agent is under no further obligation to provide financial accommodation to the Mortgagor under any of the Finance Documents.

Shares means:

(a)	the Initial Shares;

(b)	the Further Shares;

(c)	any Ordinary Shares acquired by the Mortgagor in respect of Shares by reason of a stock split, stock dividend paid or made in respect of Shares in the form of Ordinary Shares, reclassification, conversion or otherwise; and

(d)	any Ordinary Shares released or returned by the Depositary (or its nominee) to the Mortgagor as a result of:

(A)	any Shares being unable to be deposited with the Depositary in accordance with the ADS Conversion Process for any reason; or

(B)	any ADSs previously issued in exchange for the deposit of such Shares being surrendered for the purpose of withdrawal of the Ordinary Shares represented thereby (whether or not at the direction of the Security Agent).

Top-Up Notice means a notice from the Mortgagor to, and executed by way of approval by, the Security Agent substantially in the form set out in Schedule 6 to this Deed.

Voting Rights Notice has the meaning given to it in Clause 8.4 (Voting: After Enforcement).

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1.2	Construction In this Deed:

(a)	unless the context otherwise requires or a contrary intention appears, any term which is used but not defined in this Deed shall have the same meaning as defined in the Facility Agreement;

(b)	the provisions in clause 1.2 (Construction) of the Facility Agreement apply to this Deed, except that references therein to "this Agreement" shall be construed as references to this Deed; and

(c)	references in this Deed to any Clause or Schedule shall be to a clause or schedule contained in this Deed.

2              Payment of Secured Obligations

The Mortgagor hereby covenants with the Security Agent that it shall on demand pay and discharge each of the Secured Obligations on its due date as provided for in the Finance Documents.

3              Security

(a)	As legal and beneficial owner and as continuing security for the due and prompt discharge and payment of the Secured Obligations, the Mortgagor hereby:

(i)	mortgages in favour of the Security Agent by way of a first equitable mortgage all its right, title and interest in and to the Shares; and

(ii)	charges in favour of the Security Agent, by way of a first fixed charge, all of its right, title and interest in and to the Mortgaged Property including all benefits, present and future, actual and contingent accruing in respect of the Mortgaged Property (to the extent not effectively mortgaged under Clause 3(a)(i)).

(b)	The Mortgagor hereby authorises the Security Agent to arrange at any time following the occurrence of an Event of Default which is continuing for the Mortgaged Property or any part thereof to be registered in the name of the Security Agent (or its nominee) thereupon to be held, as so registered, subject to the terms of this Deed and at the request of the Security Agent, the Mortgagor shall without delay procure that the foregoing shall be done.

4              Perfection of Security

(a)	The Mortgagor shall promptly after execution of this Deed procure that the following notation to be entered on the Register of Members provided that such notation shall be completed to reflect the details of the relevant Shares:

"The 33,014,032 ordinary shares issued and registered in the name of Yun Chen Capital Cayman represented by share certificate number 80 are mortgaged and charged in favour of CMB Wing Lung Bank Limited pursuant to an equitable share mortgage dated [Date], as amended from time to time. The date that this annotation is made is [Date]."

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(b)	The Mortgagor shall provide the Security Agent with a certified true copy of an extract of the Register of Members with the annotation referred to in paragraph (a) above as soon as practicable after such annotation is entered on the Register of Members (and in any event within five Business Days of the date of this Deed).

(c)	The Mortgagor shall, within five Business Days of the date of this Deed, instruct its registered office provider to enter particulars as required by the Companies Act of the security interests created pursuant to this Deed in the register of mortgages and charges of the Mortgagor (the Register of Mortgages and Charges) and immediately after entry of such particulars has been made, provide the Security Agent with a certified true copy of the updated Register of Mortgages and Charges.

(d)	The Mortgagor shall, if at any time after the date of this Deed it carries on business in Hong Kong:

(i)	apply to have itself registered as a non-Hong Kong company under Part 16 of the Companies Ordinance in Hong Kong, and consequently be registered;

(ii)	notify the Security Agent immediately of such application and details of its registration; and

(iii)	take all steps to comply with the requirements of the Companies Ordinance in Hong Kong in respect of this Deed and the Security hereby created including (i) promptly (and in any event no later than one (1) month from the date of its registration as a non-Hong Kong company) registering this Deed with the Hong Kong Companies Registry and (ii) supplying to the Security Agent the original certificate of registration in respect of this Deed promptly upon receipt.

5              Delivery of Documents

(a)	The Mortgagor shall, on the date of this Deed, deposit with the Security Agent (or procure the deposit with the Security Agent of) the following documents in form and substance satisfactory to the Security Agent:

(i)	original valid and duly issued share certificate(s) representing the Initial Shares;

(ii)	two copies of instrument of transfer in respect of the Initial Shares in the form set out in Schedule 1 to this Deed (the Instrument of Transfer) which has been duly executed by the Mortgagor as transferor in blank (with the date, the name of the transferee and the number of shares left blank);

(iii)	an irrevocable proxy and irrevocable power of attorney made in respect of the Initial Shares in the form set out in Schedule 2 to this Deed (the Irrevocable Proxy and Power of Attorney) which has been duly executed by the Mortgagor in blank (with the date and the number of shares left blank);

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(iv)	a notice of charge from the Mortgagor to the Company in respect of the Initial Shares in the form set out in Schedule 3 to this Deed (a Notice of Charge) which has been duly executed by the Mortgagor;

(v)	an irrevocable letter of instruction from the Company to the registered office provider in the form set out in Schedule 4 of this Deed (the Instruction Letter to Update the Register of Members) which has been duly executed by the Company; and

(vi)	all such documents as the Security Agent deems necessary or desirable for the ADS Conversion Process and/or HKEx Shares Conversion Process in respect of such Additional Ordinary Shares in form and substance satisfactory to the Security Agent.

the Instrument of Transfer, the Irrevocable Proxy and PoA, and the Notice of Charge, and the Letter of Instruction to the Registered Office Provider, together, the Security Deliverables.

(b)	If at any time, any Shares (other than the Initial Shares) become subject to the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed (including, for the avoidance of doubt, the Further Shares and the Shares pursuant to paragraphs (c) and (d) of the definition of "Shares") (such shares, the Additional Ordinary Shares), the Mortgagor shall, deliver (or procured there to be delivered) to the Security Agent the following documents in form and substance satisfactory to the Security Agent, (i) in the case of any Additional Ordinary Shares that are Further Shares, on or prior to the date on which such Further Shares are required to be furnished as Security pursuant to clause 21.2 (Margin call), or any other provisions of the Facility Agreement, and (ii) in the case of other Additional Ordinary Shares, on the date on which such Additional Ordinary Shares become so subject to the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed;

(A)	(in respect of any Additional Ordinary Shares which are Further Shares) a Top-Up Notice;

(B)	a certified true copy of an extract of the Register of Members showing the Mortgagor as the registered owner of the Additional Ordinary Shares with the relevant notations entered in the Register of Members to reflect such Additional Ordinary Shares are mortgaged and charged in favour of the Security Agent;

(C)	original valid and duly issued share certificates representing such Additional Ordinary Shares;

(D)	(save for the documents that have already delivered to the Security Agent) all Security Deliverables in respect of such Additional Ordinary Shares (each of which has been duly executed by the Mortgagor, the Company and the registered office provider of the Company (as the case may be)) in the manner set out in paragraph (a) above in form and substance satisfactory to the Security Agent; and

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(E)	all such documents as the Security Agent deems necessary or desirable for the ADS Conversion Process and/or HKEx Shares Conversion Process in respect of such Additional Ordinary Shares in form and substance satisfactory to the Security Agent.

(c)	On the date of any removal or resignation of any director of the Mortgagor who executed any Security Deliverables or any documents deposited with the Security Agent pursuant to paragraph (a)(vi) or (b) above in respect of any Shares during the Security Period, the Mortgagor shall promptly deliver or cause to be delivered to the Security Agent a replacement of all such items (each having been duly executed by a continuing or replacement director of the Mortgagor in the manner set out in paragraph (a) above and (in other cases) in form and substance satisfactory to the Security Agent) and a certified copy of the register of directors of the Mortgagor maintained by the Mortgagor in accordance with the Companies Act in form and substance satisfactory to the Security Agent.

(d)	If at any time during the Security Period, the Security Agent determines that the form of any Security Deliverable or any documents deposited with the Security Agent pursuant to paragraph (a)(vi) or (b) above has been amended, updated or replaced by the Company, the Depositary, the Principal Share Registrar, the Hong Kong Share Registrar and/or the registered office provider of the Company rendering such item or document delivered incapable of being used to effect the ADS Conversion Process or HKEx Shares Conversion Process, the Mortgagor shall promptly on demand by the Security Agent, deliver to the Security Agent a copy of the amended, updated or replaced form of such item or document (each having been duly executed by the Mortgagor in the manner set out in paragraph (a) above) in form and substance satisfactory to the Security Agent.

(e)	The Security Agent shall be entitled to hold all documents and instruments delivered to it pursuant to this Clause 5 until the end of the Security Period, and the Mortgagor hereby irrevocably and unconditionally authorises (and, with respect to paragraph (ii) below, requests and authorises) the Security Agent to (and the Security Agent shall be entitled to):

(i)	to the extent any fully executed Notice of Charge has not been delivered to the Company to the Security Agent's satisfaction, deliver a copy of such fully executed Notice of Charge to the Company on the Mortgagor's behalf; and

(ii)	at any time after the occurrence of an Event of Default which is continuing, to complete, date and put into effect, under its power of attorney given in this Deed or otherwise, such documents and instruments to effect a transfer of all or any Shares in favour of itself or such other person as it shall direct and/or otherwise effect or complete any step of the ADS Conversion Process and/or HKEx Shares Conversion Process.

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(f)	Any document or instrument required to be delivered to the Security Agent pursuant to this Clause 5 which is for any reason not so delivered or which is released by the Security Agent to the Mortgagor shall be held on trust by the Mortgagor for the Security Agent.

6               Further Assurance

6.1            Further Assurance: General

The Mortgagor shall, at its own expense, promptly do all such acts and/or execute all such documents (including without limitation assignments, transfers, mortgages, charges, notices and instructions) as a Secured Party may reasonably specify (and in such form as that Secured Party may reasonably require) in favour of the Security Agent or its nominees:

(a)	to create, perfect, protect or preserve the Security created or intended to be created in respect of the Mortgaged Property (which may include, without limitation, the re-execution of this Deed, the execution by the Mortgagor of a mortgage, charge, assignment or other security over all or any of the assets constituting, or intended to constitute, any part of the Mortgaged Property) and the giving of any notice, order or direction and the making of any filing or registration, or for the exercise of the Collateral Rights;

(b)	at the request of the Security Agent, to facilitate any step of the ADS Conversion Process and/or the HKEx Shares Conversion Process. For the avoidance of any doubt, the Security Agent may, at its absolute discretion, decide when to initiate the ADS Conversion Process and/or the HKEx Shares Conversion Process at any time during the Security Period;

(c)	in the event that the ADS Conversion Process and/or the HKEx Shares Conversion Process occur before the occurrence of an Event of Default that is continuing, the Mortgagor shall 1) ensure all securities converted from the Shares through the ADS Conversion Process and/or the HKEx Shares Conversion Process are deposited into the Charged Securities Accounts (as defined in the Facility Agreement) or 2) in the event that such securities are unable to be deposited into the Charged Securities Accounts (as defined in the Facility Agreement), shall enter into a charge over securities account(s) which such securities are deposited into in favour of the Security Agent to create security over all securities converted from the Shares pursuant to the ADS Conversions Process and/or the HKEx Shares Conversion Process; and/or

(d)	upon the occurrence of an Event of Default that is continuing, to facilitate the realisation and/or enforcement of the assets constituting, or intended to constitute, the Mortgaged Property (including to execute and complete in favour of the Security Agent, the Company, the Principal Share Registrar, the Hong Kong Share Registrar, the registered office provider of the Company, the Depositary (or the nominee of any of the foregoing) or any purchaser any document and to give any instruction which the Security Agent may reasonably require to effect any step of the ADS Conversion Process and/or HKEx Shares Conversion Process or

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otherwise vest any of the Mortgaged Property in the Security Agent, any Receiver or any other transferee or purchaser).

6.2            Necessary Action

The Mortgagor shall from time to time at its own cost take all such action (whether or not requested to do so by the Security Agent) as is or shall be available to it (including without limitation obtaining and/or effecting all authorisations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed and/or to exercise its rights and to perform the obligations expressed on its part under this Deed and/or to make this Deed admissible in evidence in the Cayman Islands.

6.3            Covenants of Title

The obligations of the Mortgagor under this Deed shall be in addition to any covenants for title deemed to be included in this Deed under applicable law.

7	Restrictions on Dealings The Mortgagor shall not:

(a)	create or permit to subsist any Security or Quasi-Security on or over the whole or any party of the Mortgaged Property;

(b)	whether by a single transaction or a number of related or unrelated transactions and whether at the same time, and whether voluntary or involuntary or over a period of time) sell, transfer, lease out, lend or otherwise dispose of the whole or any part of its legal or beneficial interest in the Mortgaged Property, in each case, except as expressly permitted under the Facility Agreement and in accordance with the terms of the Facility Agreement.

8              Operations Before and After Enforcement

8.1            Dividends: Before Enforcement

At any time prior to the occurrence of an Event of Default which is continuing the Mortgagor shall be entitled to retain any dividends, distributions, interest and other monies arising from the Mortgaged Property provided that the proceeds thereof do not arise as a result of a breach of any Finance Document and are not applied in any manner which is prohibited under the terms of any Finance Document.

8.2            Dividends: After Enforcement

Following the occurrence of an Event of Default which is continuing the Mortgagor shall hold any cash dividend deriving from the Shares received by it on trust for the Security Agent and transfer or pay the same immediately to the Security Agent or as it may direct.

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8.3            Voting: Before Enforcement

At any time prior to the delivery of a Voting Rights Notice, the Mortgagor shall be entitled to exercise (or refrain for exercising) or direct the exercise of the voting rights attached to any Shares provided that:

(a)	it does so without contravening any provision of any Finance Document; and

(b)	the exercise (or non-exercise) of those rights would not (i) have an adverse effect on the ability of the Security Agent to realise the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed or (ii) materially prejudice the interests of the Security Agent under any Finance Document or its control of any Mortgaged Property.

8.4            Voting: After Enforcement

(a)	Following the occurrence of an Event of Default which is continuing, the Security Agent may give notice to the Company (a Voting Rights Notice) (with a copy to the Mortgagor, failure to give which shall not invalidate the Voting Rights Notice) that the Mortgagor’s right under Clause 8.3 (Voting: Before Enforcement) shall cease and that the Security Agent intends to exercise the voting and other rights under this Clause 8.4, in which event:

(i)	the Security Agent (or if the Security Agent so directs, the Receiver) shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Shares and the Mortgagor shall promptly provide the Security Agent or the Receiver (if so required by the Security Agent), with an irrevocable power of attorney to exercise in the Security Agent’s sole discretion the voting rights attached to such Shares as determined by the Security Agent; and

(ii)	the Mortgagor shall promptly execute and/or deliver to the Security Agent or the Receiver such forms of proxy as it reasonably requires with a view to enabling such person as it selects to exercise those rights.

(b)	The Security Agent will have no liability to the Mortgagor for any loss that results from the exercise or non-exercise of any voting rights attaching to such Shares or for any failure to deal with any notice relating to such Shares that is sent to the Security Agent.

8.5            Payment of Calls

(a)	The Mortgagor must promptly pay all calls and other payments due and payable in respect of any Mortgaged Property.

(b)	If the Mortgagor fails to pay all calls or other payments due and payable in respect of any Mortgaged Property, the Security Agent may pay any call or other payment on behalf of the Mortgagor and the Mortgagor shall promptly upon request reimburse the Security Agent for any payment made by it under this Clause.

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8.6            Exercise of Rights

The Mortgagor shall not exercise any of its rights and powers in relation to any of the Mortgaged Property in any manner which would prejudice the ability of the Security Agent to realise the security created by this Deed.

9              Enforcement of Security

9.1            Enforcement

On and from the occurrence of an Event of Default which is continuing or if the Mortgagor requests the Security Agent to exercise any of its powers under this Deed, the Security created by or pursuant to this Deed is immediately enforceable and the Security Agent may, without notice to the Mortgagor or prior authorisation from any court or any person, in its absolute discretion enforce all or any part of such Security at the times, in the manner and on the terms it thinks fit, including to:

(a)	assume control of, and to have it or its nominee registered as holder of legal title to, any Mortgaged Property;

(b)	sell, exchange, grant options over, or otherwise dispose of, any Mortgaged Property by any method, at any time and on any terms, it thinks fit or to postpone doing of any of these things;

(c)	complete, date and deliver any document delivered to it under this Deed;

(d)	effect any step of the ADS Conversion Process and take any such action the Security Agent deems necessary or desirable to effect or facilitate any step of the ADS Conversion Process. For the avoidance of any doubt, the Security Agent may, at its absolute discretion, decide when to initiate the ADS Conversion Process at any time during the Security Period;

(e)	effect any step of the HKEx Shares Conversion Process and take any such action the Security Agent deems necessary or desirable to effect or facilitate any step of the HKEx Shares Conversion Process. For the avoidance of any doubt, the Security Agent may, at its absolute discretion, decide when to initiate the HKEx Shares Conversion Process at any time during the Security Period;

(f)	at its absolute discretion to decide whether to effect the ADS Conversion Process or the HKEx Shares Conversion Process;

(g)	borrow or raise money either unsecured or on the security of the Mortgaged Property (either in priority to the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed or otherwise);

(h)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Mortgaged Property;

(i)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgaged Property or any business of the Mortgagor;

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(j)	redeem any Security (whether or not having priority to the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed) over the Mortgaged Property and to settle the accounts of any person with an interest in the Mortgaged Property;

(k)	exercise and do (or permit the Mortgagor or any nominee of the Mortgagor to exercise and do) all such rights and things as the Security Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Mortgaged Property; and/or

(l)	exercise any other right, power or remedy given to it under this Deed (including to appoint a Receiver) or provided by law.

9.2            No Liability as Mortgagee in Possession

Neither the Security Agent nor any Receiver shall be liable, by reason of entering into possession of any Mortgaged Property, to account as a mortgagee in possession in respect of all or any part of the Mortgaged Property or be liable for any loss upon realisation or enforcement of rights (and may at any time at its discretion go out of such possession) or for any neglect, default or omission in connection with the Mortgaged Property to which a mortgagee or a mortgagee in possession might otherwise be liable.

10             Powers of Sale

10.1          Extension of Powers

The power of sale or other disposal conferred on the Security Agent and on any Receiver by this Deed shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed and shall be exercisable in accordance with Clause 9.1 (Enforcement).

10.2          Restrictions

Any restrictions imposed by law on the power of sale or on the consolidation of security shall be excluded to the fullest extent permitted by law.

11            Appointment of Receiver

11.1          Appointment and Removal

On and from the occurrence of an Event of Default that is continuing or if requested to do so by the Mortgagor, the Security Agent may (but for the avoidance of doubt shall not be obliged to) by deed or otherwise (acting through an authorised officer of the Security Agent), without any notice to the Mortgagor:

(a)	appoint one or more person or persons as the Security Agent thinks fit to be a Receiver of the whole or any part of the Mortgaged Property;

(b)	appoint two or more Receivers of separate parts of the Mortgaged Property;

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(c)	remove (so far as it is lawfully able) any Receiver so appointed (whether or not the Security Agent appoints any other person as a Receiver in its place); and/or

(d)	appoint another person(s) as an additional or replacement Receiver(s).

11.2          Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 11.1 (Appointment and Removal) shall be:

(a)	entitled to act individually or together with any other person appointed or substituted as Receiver;

(b)	for all purposes deemed to be the agent of the Mortgagor and the Mortgagor shall be solely responsible for that Receiver's contracts, engagements, acts, omissions, defaults and losses and liabilities and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent;

(c)	entitled to remuneration for his services at a rate to be fixed by the Security Agent from time to time, which remuneration shall be payable by the Mortgagor.

11.3          Several Receivers

If at any time there is more than one Receiver, each Receiver may separately exercise all of the powers conferred by this Deed and to the exclusion of any other Receiver (unless the document appointing such Receiver states otherwise).

11.4          Powers of Appointment

The powers of appointment of a Receiver herein contained shall be in addition to all powers of appointment of the Security Agent under applicable law and such powers shall remain exercisable from time to time by the Security Agent in respect of all or any part of the Mortgaged Property.

12             Powers of Receiver

12.1          Powers of Receiver

Every Receiver shall have and be entitled to exercise, in relation to the Mortgaged Property or that part thereof in respect of which he was appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Mortgagor or in his own name and, in each case, at the cost of the Mortgagor):

(a)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Mortgagor itself could do or omit to do;

(b)	all rights, powers and discretions conferred by this Deed (either expressly or impliedly) or by law on the Mortgagor;

(c)	all the powers conferred on a receiver by any provision of Cayman Islands law; and

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(d)	the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Mortgagor) which appear to the Receiver to be incidental or conducive to (i) any of the functions, rights, powers, authorities or discretions conferred on or vested in him or (ii) the exercise of any Collateral Rights (including without limitation realisation of all or any part of the Mortgaged Property) under or by virtue of this Deed or law or (iii) bringing to his hands any assets of the Mortgagor forming, or which, when got in, would be part of the Mortgaged Property.

12.2          Additional Powers of Receiver

In addition to and without prejudice to the generality of Clause 12.1 (Powers of Receiver), every Receiver shall have (subject to any limitations or restrictions expressed in the instrument appointing him but notwithstanding any lack of capacity, bankruptcy, winding-up, insolvency or dissolution of the Mortgagor) the following powers in relation to the Mortgaged Property in respect of which he is appointed (and every reference in this Clause 12.2 to the Mortgaged Property shall be read as a reference to that part of the Mortgaged Property in respect of which such Receiver is appointed):

(a)	Take Possession

power to enter upon, take immediate possession of, collect and get in the Mortgaged Property including without limitation dividends and other income whether accrued before or after the date of his appointment;

(b)	Employees

power to appoint, hire and employ officers, employees, contractors, agents, advisors and others for any of the purposes of this Deed and/or to guard or protect the Mortgaged Property upon terms as to remuneration or otherwise as he may think fit and to discharge any such persons and any such persons appointed, hired or employed by the Mortgagor;

(c)	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Mortgaged Property or this Deed in the name of the Mortgagor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(d)	Carry on Business

power to carry on and manage, or concur in the carrying on and management of or to appoint a manager of, the whole or any part of the Mortgaged Property or any business relating thereto in such manner as he shall in his absolute discretion think fit;

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(e)	Deal with Mortgaged Property

power, in relation to the Mortgaged Property and each and every part thereof, by public auction or private contract, to sell, transfer, convey, dispose of, exchange, convert into money, realise or concur in any of the foregoing by the Mortgagor or any other receiver or manager of the Mortgagor (including without limitation to or in favour of the Security Agent) in such manner and generally on such terms as he thinks fit, and the consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which the Receiver thinks fit;

(f)	Acquisitions

power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the carrying on, improvement or realisation of the whole or any part of the Mortgaged Property or otherwise for the benefit of the whole or any part of the Mortgaged Property;

(g)	New Subsidiary

power to promote, procure the formation or otherwise acquire the share capital of, any body corporate with a view to such body corporate becoming a subsidiary of the Mortgagor or otherwise and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Mortgaged Property or carrying on any business in succession to the Mortgagor or any subsidiary of the Mortgagor;

(h)	Insurance

power to effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees and do any other act which the Mortgagor might do in the ordinary conduct of its business to protect or improve any Mortgaged Property;

(i)	Borrowing

power to raise or borrow money from the Security Agent or any other person to rank either in priority to the security constituted by this Deed or any part of it or otherwise and with or without a mortgage or charge on the Mortgaged Property or any part of it on such terms as he shall in his absolute discretion think fit (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed);

(j)	Redemption of Security

power to redeem, discharge or compromise any Security whether or not having priority to the Security constituted by this Deed or any part of it;

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(k)	Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the seal of the Mortgagor;

(l)	Advisors

power to appoint an attorney or solicitor or accountant or other professional qualified person to assist him in the performance of his functions;

(m)	Receipts

power to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Mortgaged Property;

(n)	Payment

power to make any payment which is necessary or incidental to the performance of his functions;

(o)	Delegation

power to delegate his powers in accordance with this Deed; and

(p)	Exercise of Powers in Mortgagor's Name

power to exercise any or all of the above powers on behalf of and in the name of the Mortgagor (notwithstanding any lack of capacity, bankruptcy, winding-up, insolvency, dissolution or similar proceedings in respect of the Mortgagor) or on his own behalf.

12.3           Relationship with Security Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after the Security conferred or intended to be conferred on the Security Agent by or pursuant to this Deed becomes enforceable be exercised by the Security Agent in relation to any Mortgaged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

13             Application of Monies

13.1          Order of Application

Without prejudice to Clause 13.2 (Suspense account and appropriations), the Security Agent (and any Receiver) shall apply the monies received by it as a result of the enforcement of the Security created hereby or pursuant to this Deed in accordance with clause 28.5 (Partial payments) of the Facility Agreement.

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13.2          Suspense account and appropriations

                At any time during the Security Period:

(a)	any monies received, recovered or realised by the Security Agent or any Receiver under this Deed or the powers conferred by it (including the proceeds of any conversion of currency) may, in the discretion of the Security Agent or any Receiver, be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations in accordance with Clause 13.1 (Order of Application); and

(b)	the Security Agent or any Receiver refrain from applying, appropriating or enforcing any moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations.

13.3          Application by Mortgagor

                Any application under this Clause 13 shall override any application by the Mortgagor.

14             Receipt and Protection of purchasers

14.1           Receipt

The receipt of the Security Agent or any Receiver shall be conclusive discharge to a purchaser of any part of the Mortgaged Property from the Security Agent or such Receiver.

14.2          Protection of purchasers

No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents will be obliged or concerned to enquire:

(a)	whether the Secured Obligations have become payable;

(b)	whether any power which the Security Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Finance Documents; or

(d)	how any money paid to the Security Agent or to that Receiver is to be applied.

15            Power of Attorney

15.1         Appointment and Powers

The Mortgagor, by way of security, irrevocably appoints the Security Agent, each Receiver and each of their respective delegates and sub-delegates and any person nominated for the purpose by the Security Agent or any Receiver severally to be its true and lawful attorney (with full power of substitution and delegation) in its name (or otherwise) and on its behalf and as its act and deed or otherwise, at any time following (a) the occurrence of an Event of Default that is continuing or (b) a failure by the Mortgagor to comply within five (5) Business Days of any further assurance or any other obligation under this Deed, to execute, seal, deliver (using the company seal where appropriate) and perfect all documents and do all things which the Security Agent or such Receiver may consider to be required for:

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(a)	carrying out any obligation imposed on the Mortgagor under this Deed (including without limitation the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Mortgaged Property or any part thereof and perfecting and/or releasing the Security created or intended to be created in respect of the Mortgaged Property or any part thereof); and

(b)	enabling the Security Agent and any Receiver to exercise, or delegate the exercise of, or to protect or preserve, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including, without limitation, upon or after the occurrence of an Event of Default that is continuing, the exercise of any right of a legal or beneficial owner of the Mortgaged Property or any part thereof, effect any step of the ADS Conversion Process and/or the HKEx Shares Conversion Process).

15.2          Ratification

The Mortgagor shall ratify and confirm all things done and all documents executed (or purportedly done or executed) by any attorney in the proper exercise of all or any of its powers conferred by this Clause 15.

16            Representations

16.1          Representations

On the date of this Deed, the Mortgagor makes the representations and warranties set out in clause 17 (Representations) of the Facility Agreement mutatis mutandis to the Security Agent and further represents and warrants to the Security Agent that:

(a)	it is the sole and absolute legal and beneficial owner of the Mortgaged Property; and

(b)	none of the Mortgaged Property is subject to or affected by any Restrictions Notice issued by the Company or its registered office provider pursuant to the Companies Act.

16.2          Repetition

The representations and warranties set out in paragraphs (a) and (b) of Clause 16.1 (Representations) above shall be deemed to be repeated by the Mortgagor continuously from the date of this Deed until the expiry of the Security Period, in each case by reference to the facts and circumstances existing at the date on which such representation or warranty is deemed to be made or repeated.

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17             Effectiveness of Security

17.1          Continuing Security

The Security created by or pursuant to this Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Security Agent. No part of the security from time to time intended to be constituted by this Deed will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of any part of the Secured Obligations.

17.2          Cumulative Rights

The Security created by this Deed and the Collateral Rights shall be cumulative, in addition to and independent of every other Security which the Security Agent may at any time hold for any or all of the Secured Obligations or any obligations or any rights, powers and remedies provided by law. No prior security held by the Security Agent over the whole or any part of the Mortgaged Property shall merge into, nor in any way exclude or prejudice or affect, the security constituted by this Deed. The foregoing applies notwithstanding any receipt, release or discharge endorsed or given in respect of or under any such other Security.

17.3          Mortgagor's Obligations

None of the Security created by or pursuant to this Deed, the obligations of the Mortgagor under this Deed nor the Collateral Rights shall be affected by an act, omission, matter, thing or event which, but for this Clause 17.3, would reduce, release or prejudice any of the Security created by or pursuant to this Deed, any of the obligations of the Mortgagor under this Deed or the Collateral Rights including (without limitation and whether or not known to it or any Secured Party):

17.3.1	the winding-up, dissolution, administration, reorganisation, death, insolvency, incapacity or bankruptcy of the Mortgagor or any other person or any change in its status, function, control or ownership;

17.3.2	any of the obligations of any Mortgagor or any other person under any Finance Document, or under any other security relating to any Finance Document, or under any other document or security, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

17.3.3	any time, waiver or consent or any other indulgence or concession granted to, or composition with, the Mortgagor or any other person;

17.3.4	any release of the Mortgagor or any other person under the terms of any composition or arrangement with any creditor of the Mortgagor or any other person;

17.3.5	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Mortgagor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

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17.3.6	the existence of any claim, set-off or other right which the Mortgagor may have at any time against the Security Agent or any other person;

17.3.7	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Mortgagor or any other person;

17.3.8	any variation, amendment, novation, waiver, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of or in connection with, a Finance Document or any other document or security, guarantee or indemnity or of the Secured Obligations;

17.3.9	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security;

17.3.10	any insolvency, bankruptcy or similar proceedings;

16.3.11	any claims or set-off right that the Mortgagor may have; or

17.3.12	any law, regulation or decree or order of any jurisdiction affecting the Mortgagor.

17.4          Mortgagor intent

Without prejudice to the generality of Clause 17.3 (Mortgagor's Obligations), the Mortgagor expressly confirms that it intends that the Security created under this Deed, and the Collateral Rights, shall extend from time to time to any (however fundamental and of whatsoever nature, and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

17.5          Remedies and Waivers

(a)	No failure on the part of the Security Agent or any Receiver to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof or constitute an election to affirm this Deed.

(b)	No election by the Security Agent or any Receiver to affirm this Deed or to waive any Collateral Rights shall be effective unless it is in writing.

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(c)	The Collateral Rights are cumulative and not exclusive of the rights of the Security Agent or any Receiver under the general law. No single or partial exercise of any Collateral Right shall preclude any further or other exercise of that or any other Collateral Right.

17.6          Immediate recourse

The Mortgagor waives any right it may have of first requiring the Security Agent (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other person before claiming from the Mortgagor under this Deed.

17.7          No Liability

None of the Security Agent, its nominee(s) or any Receiver shall be liable by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with all or any part of the Mortgaged Property or (c) taking possession of or realising all or any part of the Mortgaged Property.

17.8          Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under such laws nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of that security.

17.9          No Prior Demand

The Security Agent shall not be obliged to make any demand of or enforce any rights or claim against the Mortgagor or any other person, to take any action or obtain judgment in any court against the Mortgagor or any other person or to make or file any proof or claim in a liquidation, bankruptcy or insolvency of the Mortgagor or any other person or to enforce or seek to enforce any other security in respect of any or all of the Secured Obligations before exercising any Collateral Right.

17.10        Reinstatement

If any payment in respect of any Secured Obligation or any settlement, discharge or release of any Secured Obligation by or on behalf of any Secured Party is avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application or any similar event or for any other reason, the liability of the Mortgagor under this Deed and the Security created by this Deed shall continue as if such payment, settlement, discharge or release had not occurred.

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18              Release of Security

18.1           Final redemption

At the end of the Security Period, the Security Agent shall, at the request and cost of the Mortgagor, take whatever action is necessary to release, reassign or discharge (as appropriate) the Mortgaged Property from the Security created under this Deed.

18.2          Avoidance of Payments

If the Security Agent considers that any amount paid or credited to or recovered by a Secured Party by or from the Mortgagor or any Secured Obligations recovered by the Security Agent is likely to be avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Mortgagor under this Deed and the Security constituted by this Deed shall continue and such amount shall not be considered to have been irrevocably paid.

19             Subsequent and Prior Security Interests

19.1          Subsequent security interests

If the Security Agent at any time receives or is deemed to have received notice of any subsequent Security or other interest affecting all or any part of the Mortgaged Property or any assignment or transfer of the Mortgaged Property which is prohibited by the terms of this Deed or any Finance Document, all payments thereafter by or on behalf of the Mortgagor to any Secured Party (whether in its capacity as security trustee or otherwise) shall be treated as having been credited to a new account of the Mortgagor and not as having been applied in reduction of the Secured Obligations as at the time when (or at any time after) that Secured Party received such notice of such subsequent Security or other interest or such assignment or transfer.

19.2          Prior security interests

In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking Security or upon the exercise by the Security Agent or any Receiver of any power of sale under this Deed or any Collateral Right, at any time after this Security has become enforceable under this Deed, the Security Agent may redeem any prior ranking Security over or affecting any Mortgaged Property or procure the transfer of any such prior ranking Security to itself. The Security Agent may settle and agree the accounts of the beneficiary of any such prior Security and any accounts so settled and agreed will be conclusive and binding on the Mortgagor. All principal, interest, costs, charges, expenses and/or other amounts relating to and/or incidental to any such redemption or transfer shall be paid by the Mortgagor to the Security Agent upon demand.

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20              Discretion and Delegation

20.1           Discretion

Any liberty or power which may be exercised or any determination which may be made under this Deed by the Security Agent or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

20.2          Delegation

(a)	Each of the Security Agent and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Deed (including without limitation the power of attorney under Clause 15 (Power of Attorney)) on such terms and conditions as it shall see fit which delegation shall not preclude any subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Security Agent or any Receiver.

(b)	Neither the Security Agent nor any Receiver will be in any way liable or responsible to the Mortgagor for any loss or liability arising from any act, default, omission, neglect or misconduct on the part of any delegate or sub-delegate.

20.3          Protections

In acting as Security Agent, the Security Agent shall have the benefit of all indemnities, protections and rights on its part set out in the Finance Documents, as if set out fully herein.

21            Changes to Parties

21.1          No Assignment or Transfer by Mortgagor

The Mortgagor may not assign or transfer any of its rights (if any) or obligations under this Deed, except with the prior consent of the Security Agent.

21.2          Assignment and Transfer by Security Agent

The Security Agent may assign or transfer any of its rights or obligations under this Deed in accordance with the provisions of the Facility Agreement.

22            Notices

Any communications to be made under or in connection with this Deed shall be made in accordance with clause 30 (Notices) of the Facility Agreement.

23            Rights of third parties

Each party hereto hereby agrees that each agent, manager, officer, employee, director, delegate or advisor of the Security Agent who is not a party to this Deed (other than any Secured Party, Receiver or Delegate) (Third Party) has the express right to enforce the contractual terms of this Deed pursuant to the terms of the Contracts (Rights of Third Parties) Act, 2014. Notwithstanding any term of this Deed, the consent of or notice to any Third Party shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Deed at any time.

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24            Counterparts

This Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

25            Governing Law

This Deed shall be governed by and construed in accordance with the laws of the Cayman Islands.

26            Jurisdiction

26.1          Cayman Islands courts

The courts of the Cayman Islands have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Deed (including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity) (a Dispute).

26.2          Convenient Forum

The parties hereto agree that the courts of the Cayman Islands are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

26.3          Exclusive Jurisdiction

This Clause 26 is for the benefit of the Security Agent only. As a result and notwithstanding Clause 26.1 (Cayman Islands courts), nothing herein shall prevent the Security Agent from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law the Security Agent may take concurrent proceedings in any number of jurisdictions.

26.4          Waiver of immunity

The Mortgagor irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court or arbitral tribunal;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

26

(e)	execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts or arbitral tribunals of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS WHEREOF this Deed has been signed on behalf of the Security Agent and executed as a deed by the Mortgagor and is intended to be and is hereby delivered by it as a deed on the date specified above.

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SCHEDULE 1

INSTRUMENT OF TRANSFER

AUTOHOME INC.

(the Company)

INSTRUMENT OF TRANSFER

The undersigned,______________________________(the "Transferor") does hereby transfer to _______________________________(the "Transferee"), ______________________________ordinary shares standing in our name in the undertaking called

AUTOHOME INC.

to hold the same unto the Transferee.

Dated this day of , 20__

Executed as a deed by the Transferor

in the presence of:

(Witness)	(Transferor)
Name:
Title:

Signed by the Transferee in the present of:

(Witness)	(Transferee)
Name:
Title:

SCHEDULE 2

IRREVOCABLE APPOINTMENT OF PROXY AND POWER OF ATTORNEY

AUTOHOME INC.

We, YUN CHEN CAPITAL CAYMAN, hereby irrevocably appoint CMB Wing Lung Bank Limited and its successors, permitted transferees and permitted assigns as our:

1.	proxy to vote at meetings of the members of AUTOHOME INC. (the Company) in respect of the_____________________ ordinary shares in the Company, represented by share certificate number_____________________ (the Shares), which are issued and/or registered in our name; and

2.	duly authorised representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of the Shares.

The Shares have been mortgaged and/or charged to CMB Wing Lung Bank Limited pursuant to  an equitable share mortgage dated__________________ between Yun Chen Capital Cayman as mortgagor and CMB Wing Lung Bank Limited as Security Agent.

This proxy and power of attorney are irrevocable by reason of being coupled with the interest of CMB Wing Lung Bank Limited and its successors, permitted transferees and permitted assigns as Security Agent of the Shares.

[Signature page follows]

IN WITNESS whereof this Deed has been executed on_________________________________________________ .

EXECUTED AS A DEED for and on behalf of	)
Yun Chen Capital Cayman	)
)
)
)
Duly Authorised Signatory

Name:

Title:

Signature of Witness

Name:

Address:

SCHEDULE 3

NOTICE OF CHARGE

____________________2023

Autohome Inc. (the Company)

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Dear Sirs

SECURITY AGREEMENT

We hereby notify you that pursuant to an equitable share mortgage (the Security Agreement) dated_______________________ 2023 between Yun Chen Capital Cayman (the Mortgagor) and CMB Wing Lung Bank Limited (the Security Agent, which expression shall include its successors, permitted transferees and permitted assigns) (a copy of which is attached for your records), the Mortgagor has, inter alia, charged, by way of a first equitable mortgage and first fixed charge 33,014,032 ordinary shares in the Company owned by the Mortgagor, represented by share certificate number 80 (including any American Depository Shares that any such ordinary shares may be converted into) (the Mortgaged Shares) and charged, by way of a first fixed charge, all of all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Mortgaged Shares including:

(a)	all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Mortgaged Shares;

(b)	all shares, securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Mortgaged Shares (including but not limited to proceeds of sale);

(c)	all certificates or other evidence of title to any of the Mortgaged Shares now and from time to time hereafter deposited with the Security Agent; and

(d)	all other rights relating to any of the Mortgaged Shares which are deposited with or registered in the name of any depositary, custodian, nominee, clearing house or system, investment manager, chargee or other similar person or their nominee, in each case whether or not on a fungible basis (including any rights against any such person).

We request that you include the following annotation in the Register of Members of the Company and provide the Security Agent with a certified copy of an extract of the annotated Register of Members:

"The 33,014,032 ordinary shares issued and registered in the name of Yun Chen Capital Cayman represented by share certificate number 80 are mortgaged and charged in favour of CMB Wing Lung Bank Limited pursuant to an equitable share mortgage dated [Date] 2023, as amended from time to time. The date that this annotation is made is [Date]."

The terms of the Security Agreement contemplate that additional ordinary shares in the Company owned by the Mortgagor may become subject to the security interests created by the Security Agreement. If any such event occurs, we will issue a further notice to specifying the additional ordinary shares in the Company owned by the Mortgagor which are then subject to the security interests created by the Security Agreement and request that an additional annotation is made in the Register of Members.

We request that you, promptly and without delay, take any action necessary in order to effect a transfer of the Mortgaged Shares made pursuant to the terms of the Security Agreement following notice from the Security Agent including but not limited to passing any board resolutions and giving instructions to your Cayman Islands registered office provider or your share registrar that maintains your register of members.

This notice is governed by the laws of the Cayman Islands.

Yours faithfully

Duly Authorised Signatory
For and on behalf of
Yun Chen Capital Cayman

SCHEDULE 4

INSTRUCTION LETTER TO UPDATE THE REGISTER OF MEMBERS

Autohome Inc.

To: Maples Fund Services (Cayman) Limited

c/o Maples Fund Services (Asia) Limited

16/F Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Date:                                 2023

Dear Sirs

AUTOHOME INC. (the "Company") – Update the Register of Members

I hereby confirm that you are instructed to update the annotation specified in the Register of Members of the Company as follows:

Note:

The 33,014,032 ordinary shares issued and registered in the name of Yun Chen Capital Cayman represented by share certificate number 80 are mortgaged and charged in favour of CMB Wing Lung Bank Limited pursuant to an equitable share mortgage dated [Date], as amended from time to time. The date that this annotation is made is [Date].

[Intentionally left blank below]

Yours faithfully

For and on behalf of Autohome Inc.

Authorised Signatory
Name:
Title:

SCHEDULE 5

TOP-UP NOTICE

[Date]

[ ] (the Security Agent)

Dear Sirs,

TOP-UP NOTICE

We refer to the equitable share mortgage dated [      ] between Yun Chen Capital Cayman and CMB Wing Lung Bank Limited (the Security Agreement). Terms defined in the Security Agreement shall have the same meaning when used in this notice.

We hereby notify you that pursuant to clause 21.2 (Margin call) of the Facility Agreement the following number of shares in the company shall be mortgaged and charged by us in favour of the Security Agent in accordance with and on the terms set out in the Security Agreement:

[insert number of Further Shares] ordinary shares of US$0.0025 each (the Further Shares). The Shares (including the Further Shares) at the date of this notice are now as set out below:

Mortgagor Name	Company Name	Number and Description of Share	Share Certificate Number(s)
Yun Chen Capital Cayman	Autohome Inc.	[ ] ordinary shares of a par value of US$0.0025 each	[ ]

As at the date of this notice, the total number of ordinary shares in the Company registered in the name of the Mortgagor is [insert total number of shares] and therefore the total number of ordinary shares in the Company registered in the name of the Mortgagor that do not constitute Shares is [insert number of shares held by the Mortgagor that are not Shares].

We have instructed the Company to procure that its registered office provider or share registrar (as applicable, with such applicability being based on which of them holds the original Register of Members of the Company) include an annotation in the Register of Members of the Company as required by the terms of the Security Agreement and to provide the Security Agent with a certified copy of the annotated Register of Members

This notice is governed by the laws of the Cayman Islands.

Yours faithfully

Duly Authorised Signatory
For and on behalf of
Yun Chen Capital Cayman

The Mortgagor

EXECUTED and DELIVERED		)
as a DEED by		)
YUN CHEN CAPITAL CAYMAN		)
acting through its duly authorised signatory		)	/s/ Zhao Yiming
in the presence of		)	Name of signatory:

Signature of witness:	/s/ Sun Yong
Name of witness:	Sun Yong

The Security Agent

CMB WING LUNG BANK LIMITED

/s/ Yip Wai Shing / Li Yau Yin
Name:	Yip Wai Shing / Li Yau Yin
Title:	Vice President / Vice President